EXHIBIT 23.1

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                         11300 ROCKVILLE PIKE, SUITE 800
                            ROCKVILLE, MARYLAND 20852




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated July 23, 2000, in this Form 10-KSB of Adirondack Pure Spring Mountain Water, Co., Inc.



/s/ SIMON KROWITZ BOLIN & ASSOCIATES, P.A.


July 31, 2000